Exhibit 4.2

                           LEVCOR INTERNATIONAL, INC.

                             2002 STOCK OPTION PLAN

                          (Effective December 31, 2002)

1.       Purpose.
         -------

         The purpose of this 2002 Stock Option Plan (the "Plan") is to induce key personnel, including employees, officers, directors and independent contractors, to remain in the employ or service of Levcor International, Inc. (the "Company") and its future subsidiary corporations ("Subsidiaries"), as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new key personnel to enter into such employ or service of the Company and the Subsidiaries to encourage such key personnel to secure or increase on reasonable terms their stock ownership in the Company and to provide for the assumption of stock options granted by an Acquired Company (as such term is hereinafter defined). The Board of Directors of the Company (the "Board") believes that the granting of stock options ("Options") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success by those who are or may become primarily responsible for shaping and carrying out the long range plans of the Company. Options granted hereunder are intended to be either (i) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of
Section 422(b) of the Code) or (ii) options which are not incentive stock options ("non-qualified stock options") or (iii) a combination thereof, as determined by the Committee (the "Committee") referred to in Section 5 hereof at the time of the grant thereof.

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2.       Effective Date of the Plan.
         --------------------------

         The Plan became effective on June 20, 2002, subject to approval by the stockholders of the Company, prior to June 20, 2003.

3.       Stock Subject to Plan.
         ---------------------

         550,000 of the authorized but unissued shares of the common stock of the Company (the "Common Stock") are hereby reserved for issue upon the exercise of Options granted under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Company and set aside for issue upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan.

4.       Committee.
         ---------

         The committee (the "Committee") shall consist of two or more members of the Board. It is intended that all of the members of the Committee shall be "non-employee directors" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and "outside directors" within the contemplation of Section 162(m)(4)(C)(i) of the Code. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a duly called meeting of the Committee at which a quorum is present. Any determination of the Committee signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

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5.       Administration.
         --------------

         The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the option agreements or certificates which evidence Options, to determine the individuals (each a "Participant") to whom and the times and the prices at which Options shall be granted, the periods during which Options shall be exercisable, the number of shares of the Common Stock to be subject to Options and to make all other determinations necessary or advisable for the administration of the Plan. In making such determinations, the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the success of the Company and the Subsidiaries and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have the authority to determine whether Options granted hereunder shall be (a) incentive stock options, (b) non-qualified stock options or (c) a combination thereof. The Committee's determination on the matters referred to in this Section 5 shall be conclusive. Any dispute or disagreement which may arise under or as a result of or with respect to any Option shall be determined by the Committee, in its sole discretion, and any interpretation by the Committee of the terms of any Option shall be final, binding and conclusive.

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6.       Eligibility.
         -----------

         An Option may be granted only to (a) employees of the Company or a Subsidiary (including officers and/or directors), (b) directors of the Company who are not employees or officers of the Company or a Subsidiary, (c) independent contractors retained by the Company or a Subsidiary to provide consulting services for the Company or a Subsidiary and (d) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise, who hold options with respect to the stock of such corporation which the Company has agreed to assume.

7.       Option Prices.
         -------------

         A. Except as otherwise provided in Section 21, the initial per share option price of any Option which is an incentive stock option shall be the price determined by the Committee, but shall not be less than the fair market value of a share of the Common Stock on the date such Option is granted; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of the Company's stock at the time an Option which is an incentive stock option is granted to such Participant, the initial per share option price shall not be less than 110% of the fair market value of a share of the Common Stock on the date such Option is granted.

         B. Except as otherwise provided in Section 21, the initial per share option price of any Option which is a non-qualified stock option shall not be less than 75% of the fair market value of a share of the Common Stock on the date such Option is granted.

         C. For all purposes of the Plan, the fair market value of a share of the Common Stock on any date shall be equal to (i) the closing sale price of the Common Stock on the Over the Counter Bulletin Board on the last business day preceding such date or (ii) if there is no sale of the Common Stock on such business day, the average of the bid and asked prices on the Over the Counter Bulletin Board at the close of the market on such business day.

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8.       Option Term.
         -----------

         Participants shall be granted Options for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of the Company's stock at the time an Option which is an incentive stock option is granted to such Participant, the term with respect to such Option shall not be in excess of five years from the date such Option is granted.

9.       Limitations on Amount of Stock Options Granted.
         ----------------------------------------------

         A. The aggregate fair market value of the shares of the Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

         B. No Participant shall, during any fiscal year of the Company, be granted Options to purchase more than 300,000 shares of the Common Stock.

10.      Exercise of Options.
         -------------------

         A. A Participant may exercise each Option granted to such Participant in such installments as the Committee shall determine at the time of the grant thereof; provided, however, that, unless the Committee shall otherwise determine at the time of grant, a Participant may not exercise an Option prior to the first anniversary of the date of the granting of such Option and a Participant may (i) during the period commencing on the first anniversary of the date of the granting of such Option and ending on the day preceding the second anniversary of such date, exercise such Option with respect to one-third of the shares subject thereto, (ii) during the period commencing on such second

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anniversary and ending on the day preceding the third anniversary of the date of the granting of such Option, exercise such Option with respect to two-thirds of the shares originally subject thereto and (iii) during the period commencing on such third anniversary, exercise such Option with respect to all of the shares subject thereto.

         B. Except as hereinbefore otherwise set forth, an Option may be exercised either in whole at any time or in part from time to time.

         C. The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable in accordance with the provisions of Section 10A hereof.

         D. An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the exercise price for the Common Stock so specified; provided, however, that, if the Committee in its sole discretion so determines at the time of the grant of any Option, all or any portion of such payment may be made in kind by the delivery of shares of the Common Stock which have been owned by the Participant for a minimum period of six months having a fair market value on the date of delivery equal to the portion of the option price so paid; provided, further, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Exchange Act, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an Option and to receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

         E.       I.      Notwithstanding the provisions of Section 10A, in the
event that a Change in Control shall occur, each Option theretofore granted to any Participant which shall not have theretofore expired or otherwise been

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cancelled or become unexercisable shall become immediately exercisable in full.
For the purposes of this Section 10E, a "Change in Control" shall be deemed to occur upon (i) the election of one or more individuals to the Board which election results in one-third of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years, unless such individuals have been elected as directors or nominated for election by the stockholders as directors by at least three-fourths of the directors of the Company who have been directors of the Company for at least two years, (ii) the sale by the Company of all or substantially all of its assets to any Person, the consolidation of the Company with any Person, the merger of the Company with any Person as a result of which merger the Company is not the surviving entity as a publicly held corporation, (iii) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by at least three-fourths of the directors of the Company who have been directors of the Company for at least two years,
(iv) the sale or transfer of shares of the Company by the Company and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of the Company having voting power for the election of directors or (v) as defined in the Participant's employment agreement, if any, with the Company or a Subsidiary. For the purposes of this Section 10E, (i) the term "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries,

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controls, or is controlled by, or is under common control with, any other
Person, (ii) the term "Person" shall mean any individual, partnership, firm, trust, corporation or other similar entity and (iii) when two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company, such partnership, limited partnership, syndicate or group shall be deemed a "Person."

                  II. In the event that a Change of Control shall occur, then, from and after the time of such event, neither the provisions of this
Section 10E nor any of the rights of any Participant thereunder shall be modified or amended in any way.

11.      Transferability.
         ---------------

         A. Except as otherwise provided in Section 11B hereof, no Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to such Participant may be exercised only by him or her.

         B. A Participant may, with the prior approval of the Committee, transfer for no consideration an Option which is a non-qualified stock option to or for the benefit of the Participant's Immediate Family, a trust for the exclusive benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family, subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer. The term "Immediate Family" shall mean the Participant's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren and any of their respective spouses.

12.      Termination of Service.
         ----------------------

         Except as otherwise provided by the Committee, in the event a Participant leaves the employ or service of the Company and the Subsidiaries for any reason, whether voluntarily or otherwise, other than by reason of death, or, in the case of a Participant who shall be an employee or director, retirement on

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or subsequent to his or her 65th birthday or permanent disability, each Option theretofore granted to such Participant shall, to the extent it is exercisable on the date of such termination of employment or service, terminate upon the earlier to occur of (i) the expiration of 30 days after such termination of employment or cessation of service or (ii) the expiration date specified in such Option. Except as otherwise provided by the Committee, in the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of death, retirement on or subsequent to his or her 65th birthday or permanent disability, each Option granted to such Participant shall become immediately exercisable in full and shall terminate upon the earlier to occur of (i) the expiration of three months after the date of such death, retirement or permanent disability or (ii) the expiration date specified in such Option. Notwithstanding the foregoing, if a Participant is terminated for cause (as defined herein), each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith. For purposes of the foregoing,
(a) the term "cause" shall mean: (i) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by the Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts committed by the Participant that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries, (iv) continued substance abuse that renders the Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries, or (v) as defined in the Participant's employment agreement, if any, with the Company or a Subsidiary and
(b) the term "retirement" shall mean (I) the termination of a Participant's employment with the Company and all of the Subsidiaries (x) other than for cause or by reason of his or her death and (y) on or after the earlier to occur of (1) the first day of the calendar month in which his or her 65th birthday shall

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occur and (2) the date on which he or she shall have both attained his or her
55th birthday and completed 10 years of employment with the Company and/or the Subsidiaries or (II) the termination of a Participant's service as a director with the Company and all of the Subsidiaries (x) other than for cause or by reason of his or her death and (y) on or after the first day of the calendar month in which his or her 65th birthday shall occur.

13.      Adjustment of Number of Shares.
         ------------------------------

         In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Option, the number of shares of the Common Stock which may be issued pursuant to the Plan but not yet covered by Options and the number of shares set forth in Section 9B hereof shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, or merger or consolidation in which the shares of stock or other securities of the surviving corporation into which the outstanding shares of the Common Stock shall be changed into or for which the outstanding shares shall be exchanged are registered under the Securities Act of 1933, as amended (the "Securities Act") then, there shall be substituted for each share of the Common Stock then subject to any Option, for each share of the Common Stock which may be issued pursuant to the Plan but not yet covered by Options and for each share of the Common Stock referred to in Section 9B hereof the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such

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share shall be exchanged. In the event that there shall be any change, other than as specified in this Section 13, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Option, the number or kind of shares which may be issued pursuant to the Plan but not yet covered by Options and the number of shares set forth in
Section 9B hereof, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each outstanding Option. In the case of any substitution or adjustment in accordance with the provisions of this Section 13, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 13. No adjustment or substitution provided for in this Section 13 shall require the Company to sell a fractional share under any Option.

14.      Dissolution, Liquidation, Certain Mergers and Consolidations.
         ------------------------------------------------------------

         In the event of the dissolution or liquidation of the Company, or a merger or consolidation in which the Company is not the surviving corporation, unless the shares of stock or other securities of the surviving corporation into which the outstanding shares of the Common Stock shall be changed into or for which the outstanding shares shall be exchanged are registered under the Securities Act, all outstanding Options shall terminate; provided, however, that, notwithstanding Section 10A, each Optionee shall have had a period of at least 20 days prior to the date of such dissolution, liquidation, merger or consolidation in which to exercise his or her Options in full.

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15.      Purchase for Investment, Withholding and Waivers.
         ------------------------------------------------

         A. Unless the shares to be issued upon the exercise of an Option by a Participant shall be registered prior to the issuance thereof under the Securities Act, such Participant will be required, as a condition of the Company's obligation to issue such shares, to give a representation in writing that he or she is acquiring such shares for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any thereof.

         B. In the event of the death of a Participant, a condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

         C. Each Participant shall be required, as a condition of exercising any non-qualified stock option, to make such arrangements with the Company with respect to withholding as the Committee may determine.

16.      No Stockholder Status.
         ---------------------

         Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of the Common Stock covered by an Option unless and until a certificate for such share has been issued. Upon payment of the purchase price thereof, a share issued upon exercise of an Option shall be fully paid and non-assessable.

17.      No Restrictions on Corporate Acts.
         ---------------------------------

         Neither the existence of the Plan nor any Option shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer

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of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

18.      No Employment Right.
         -------------------

         Neither the existence of the Plan nor the grant of any Option shall require the Company or any Subsidiary to continue any Participant in the employ or other service of the Company or such Subsidiary.

19.      Amendment of the Plan.
         ---------------------

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of stockholders representing a majority of the votes of the outstanding shares of all classes of the Company's voting stock present in person or by proxy at any special or annual meeting of the stockholders, increase the number of shares of the Common Stock as to which Options which are intended to be incentive stock options may be granted under the Plan (as adjusted in accordance with the provisions of Section 13 hereof), or change the class of persons eligible to receive Options which are intended to be incentive stock options, or change the manner of determining the Option prices. Except as provided in Section 13 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Option shall theretofore have been granted, adversely affect the rights of such Participant under such Option. The Committee may not, without further approval of a majority of the votes of the outstanding shares of all classes of the Company's voting stock, present in person or by proxy at any special or annual meeting of the stockholders, amend any outstanding Option to reduce the option price, or cancel any outstanding Option and contemporaneously award a new Option to the same optionee for substantially the same number of shares at a lower option price.

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20.      Expiration and Termination of the Plan.
         --------------------------------------

         The Plan shall terminate on June 20, 2012, or at such earlier time as the Board may determine. Options may be granted under the Plan at any time and from time to time prior to its termination. Any Option outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Option shall have been exercised or shall have expired in accordance with its terms.

21.      Options Granted in Connection with Acquisitions.
         -----------------------------------------------

         In connection with the acquisition by the Company or a Subsidiary of another corporation (an "Acquired Company"), Options may be granted to employees and other personnel of such Acquired Company in exchange or substitution for then outstanding options to purchase securities of the Acquired Company, such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.


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